EXHIBIT 10.11

LEGACYTEXAS FINANCIAL GROUP, INC.

2012 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

RS No. ________________             Grant Date:

This Restricted Stock Award (“Restricted Stock Award”) is granted by LegacyTexas Financial Group, Inc. (the “Corporation”) to _____________________ (the “Director”) in accordance with the terms of this Non-Employee Director Restricted Stock Award Agreement (the “Agreement”) and subject to the provisions of the LegacyTexas Financial Group, Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”). A copy of the Plan, as currently in effect, is incorporated herein by reference and is either attached hereto or has been delivered previously to the Director. Capitalized terms used herein which are not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

1.
Grant of Time-Based Restricted Stock Award. The Corporation hereby makes to the Director a Restricted Stock Award consisting of _______ Shares (the “Restricted Shares”), which shall be a time-based award. Except as otherwise provided in Sections 3 and 4 of this Agreement, the Restricted Shares shall vest [vesting provisions to be determined at time of grant]. Upon the vesting of the Restricted Shares, the Corporation shall deliver the Shares underlying the Restricted Shares in accordance with Section 8 of this Agreement and the Plan. Until the Restricted Shares vest, they are subject to forfeiture and to limits on transferability as provided in Sections 2 and 3 of this Agreement and in Article VII of the Plan.

2.
Transferability. The Director may not sell, assign, transfer, pledge or otherwise encumber any Restricted Shares that have not vested, except in the event of the Director’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order. The Committee, in its sole and absolute discretion, may allow the Director to transfer all or any portion of this Restricted Stock Award to the Director’s Family Members, as provided in the Plan.

3.
Termination of Service. If the Director terminates Service for any reason other than on account of the Director’s death or Disability, any Restricted Shares that have not vested as of the date of that termination shall be forfeited to the Corporation. If the Director’s Service terminates on account of the Director’s death or Disability, the vesting date for all Restricted Shares that have not vested or been forfeited shall be accelerated to the date of that termination of Service.

4.
Effect of Change in Control. Notwithstanding the less restrictive provisions of Section 7.2 of the Plan, the vesting date for all Restricted Shares that have not vested or been forfeited shall be accelerated to the date of a Change in Control.

5.
Stock Power. The Director agrees to execute a stock power with respect to each stock certificate reflecting the Restricted Shares, or other evidence of book-entry stock ownership, in favor of the Corporation. The Restricted Shares shall not be issued by the Corporation until the required stock power(s) is delivered to the Corporation.

6.
Delivery of Shares. The Corporation shall issue stock certificates or evidence of the issuance of such Restricted Shares in book-entry form, in the name of the Director reflecting the number of Restricted Shares granted as set forth in Section 1. The Corporation shall retain these certificates or evidence of the issuance of the Restricted Shares in book-entry form until the Shares represented thereby become vested. Prior to vesting, the Restricted Shares shall be subject to the following restriction, communicated in writing to the Corporation’s stock transfer agent:

These shares of common stock are subject to the terms of a Non-Employee Director Restricted Stock Award Agreement (“Agreement”) between LegacyTexas Financial Group, Inc. and ___________dated __________, 20__ made pursuant to the terms of the LegacyTexas Financial Group, Inc. 2012 Equity Incentive Plan (“Plan”), copies of which are on file at the executive offices of LegacyTexas Financial Group, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

7.
Dividends; Director’s Rights. As the record holder of all Restricted Shares, the Director shall be paid cash dividends by the Corporation with respect to those Shares at the same time as they are paid to other holders of the Corporation’s common stock. The Director may exercise all voting rights appurtenant to the Restricted Shares.

8.
Delivery of Shares to Director. Upon the vesting of any Restricted Shares, the restrictions in Section 2 shall terminate, and the Corporation shall deliver only to the Director (or, if applicable, the Director’s Beneficiary, estate or Family Member) a certificate (without the legend referenced in Section 6) or evidence of the issuance of Shares in book-entry form, and the related stock power in respect of the vested Restricted Shares shall be of no further force or effect. The Corporation’s obligation to deliver a stock certificate for vested Restricted Shares, or evidence of the issuance of Shares in book-entry form, can be conditioned upon the receipt of a representation of investment intent from the Director (or the Director’s Beneficiary, estate or Family Member) in such form as the Committee requires. The Corporation shall not be required to deliver stock certificates for vested Restricted Shares, or evidence of the issuance of Shares in book-entry form, prior to: (a) the listing of those Shares on a National Exchange; or (b) the completion of any registration or qualification of those Shares required under applicable law.

9.
Adjustments in Shares. In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of Shares or class of securities of the Corporation covered by this Agreement. Any additional Shares or other securities received by the Director as a result of any such adjustment shall be subject to all restrictions and requirements applicable to Restricted Shares that have not vested. The Director agrees to execute any documents required by the Committee in connection with an adjustment under this Section 9.

10.
Tax Election. The Director understands that an election may be made under Section 83(b) of the Code to accelerate the Director’s tax obligation with respect to receipt of the number of Shares set forth in Section 1 above from the vesting dates to the Grant Date by submitting an election to the Internal Revenue Service substantially in the form attached hereto. There are significant risks associated with the decision to make an 83(b) Election. THEREFORE, THE DIRECTOR SHOULD SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE FEDERAL TAX LAW AND THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE DIRECTOR IS SUBJECT.

11.
Tax Withholding. As a condition to the issuance of any Restricted Shares, the Corporation may withhold, or require the Director to pay or reimburse the Corporation for, any taxes which the Corporation determines are required to be withheld under federal, state or local law in connection with the grant or vesting of the Restricted Shares.

12.
Plan and Committee Decisions are Controlling. This Agreement and the award of Shares to the Director are subject in all respects to the provisions of the Plan, which are controlling. All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement or the award of Restricted Shares shall be binding and conclusive upon the Director, any Beneficiary of the Director or the legal representative thereof.

13.
No Right to Continued Service on the Board. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a Director of the Company or in any other capacity. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Director’s service at any time.

14.
Amendment. The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Director without the Director’s written consent. To the extent permitted by applicable laws and regulations, the Committee shall have the authority, in its sole discretion but with the permission of the Director, to accelerate the vesting of the Restricted Shares or remove any other restrictions imposed on the Director with respect to the Restricted Shares, whenever the Committee may determine that such action is appropriate.

15.
Director Acceptance. The Director shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Corporation.

16.
Electronic Signature. All references to signatures and delivery of documents in this Agreement may be satisfied by procedures the Corporation has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Agreement. The Director’s electronic signature, including, without limitation, “click-through” acceptance of this Agreement through a website maintained by or on behalf of the Corporation, is the same as, and shall have the same force and effect as, the Director’s manual signature. Any such procedures and delivery may be effected by a third party engaged by the Corporation to provide administrative services relating to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.
LEGACYTEXAS FINANCIAL GROUP, INC.
By ________________________________
Kevin J. Hanigan, President/CEO

ACCEPTED BY DIRECTOR

(Signature)

(Name)

(Street Address)

(City, State & Zip Code)
Beneficiary Designation:
The Director designates the following Beneficiary to receive the Shares upon the Director’s death:
__________________________________________________________________________